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                                                                    EXHIBIT 10.4



26th November 2001

Mr. Peter Bradford                        Mr. Michael Cooke
Golden Star Resources Ltd.                Standard Bank London Limited
Suite 103                                 Cannon Bridge House
10579 Bradford Road                       25 Dowgate Hill
Littleton, Colorado 80127-4274            London EC4R 2SB
U.S.A.

Dear Sirs

PROPOSED SALE OF CERTAIN ASSETS AND THE BUSINESS COMPRISING THE WASSA MINE, SOUTH WEST GHANA

We refer to our recent negotiations concerning the proposed sale by Satellite Goldsfields Limited ("Satellite") to Golden Star Resources Ltd ("Golden Star") of certain of its assets and the business comprising the Wassa Gold Mine, South West Ghana ("the Sale"). Attached to this letter is a copy of the draft Heads of Agreement which we have each negotiated and agreed setting out the terms of the Sale.

We confirm that in order for the Sale to proceed on the terms set out in the Heads of Agreement, we require the consent of CDC Group plc ("CDC"). We have been advised by CDC that such consent will not be provided at this time. Accordingly we are not able to execute the Heads of Agreement.

The purpose of this letter is to record the intent of Satellite's secured lenders (other than CDC)(the "Senior Lenders") represented by the Standard Bank London Limited (as Senior Facility Agent) (the "Agent") and Golden Star to proceed with the Sale to Golden Star on similar terms to those set out in the Heads of Agreement.
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By signing this letter, the Agent:

1. confirms that, if necessary, to enable a sale of the assets of Satellite as contemplated by the terms of the Heads of Agreement to be effected, it is prepared to enforce the various security interests (the "Security") held by the Law Debenture Trust Corporation p.l.c. on behalf of all Satellite's secured creditors. It is the intention of the Senior Lenders to pursue such a sale with Golden Star on similar terms and, subject to any necessary court, regulatory approval or other required conditions, to commence negotiations with Golden Star to complete a sale of such assets on such similar terms;

2. agrees, on behalf of the Senior Lenders (with the intention of being legally bound) to adhere to the provisions of clauses 8, 9 and 10 of the Heads of Agreement as if it were the "Seller" as defined therein; provided that Golden Star acknowledges that the Agent and the Senior Lenders may make any disclosures (a) of information necessary to complete the Sale, including any disclosures to any of Wexford Goldfields Limited, any agent or trustee acting on behalf of the Senior Lenders, any receiver of Satellite or (b) to any court proceedings in connection with Satellite, in each case for purposes of negotiating, documenting or otherwise completing the Sale.

Golden Star by its signature to this letter agrees that it will continue to negotiate with each of Satellite and the Agent with a view to effecting a sale of the assets of Satellite on the terms and conditions set out in this letter. Golden Star acknowledges, however, that any enforcement of the Security (and the ability to complete a sale of the assets of Satellite) is subject to, inter alia, the discretion of the Ghanaian courts, Ghanaian law generally and the terms of the Security.

We also agree that from the date of receipt of your signed acknowledgement of the terms of this letter Satellite shall grant to Golden Star each of the rights set out in Clause 8 and Schedule 3 of the draft Heads of Agreement ("the Rights"). The Rights are granted to Golden Star on the basis that they shall terminate upon either (a) the entry into of formal sale documentation or (b) 28 February 2002, which ever shall occur earlier. Additionally each of the terms set out in Clauses 7 and 9 through 13 shall apply, as necessarily adjusted, as terms of this letter as if set out and repeated in full in this letter.

The terms of this letter are not intended by any party to be legally binding and remain subject to the agreement of, and entry into, of the final sale documentation save and except for the terms of Clauses 8 through 13 of the draft Heads of Agreement as repeated herein and the adherence of the Agent and the Senior Lenders to clauses 8, 9, and 10 of the Heads of Agreement as set out above.
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Please confirm your acceptance of the terms of this letter by signing the duplicate copy enclosed in the space provided and returning it to us.

Yours sincerely

/s/ HUGH McCULLOUGH

Hugh McCullough
For and on behalf of Satellite Gold Limited



Accepted
Golden Star Resources Ltd

/s/ PETER BRADFORD

By Peter Bradford
Name: President & CEO


/s/ M.R. COOKE
Standard Bank London Limited



By: M.R. Cooke - Assistant General Manager